UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MATTERPORT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Matterport, Inc.

352 East Java Drive,

Sunnyvale, California 94089

July 17, 2024

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF MATTERPORT, INC.

TO BE HELD ON FRIDAY, JULY 26, 2024

This supplement, dated July 17, 2024 (which we refer to as this “supplement”), supplements the notice of special meeting of stockholders and definitive proxy statement on Schedule 14A, dated June 10, 2024 (as it may be amended or supplemented from time to time, and which we refer to, collectively, as the “proxy statement”), filed by Matterport, Inc., a Delaware corporation (which we refer to as “Matterport,” “we,” “our,” “us” and similar words). Terms used in this amendment that are not defined have the meaning given to them in the proxy statement. The proxy statement relates to the solicitation of proxies by Matterport’s Board of Directors (which we refer to as the “Matterport Board”) in connection with the Agreement and Plan of Merger and Reorganization (as it may be amended from time to time, and which we refer to as the “Merger Agreement”), dated April 21, 2024, by and among Matterport, CoStar Group, Inc., a Delaware corporation (“CoStar Group”), Matrix Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CoStar Group (“Merger Sub I”), and Matrix Merger Sub II LLC, a Delaware limited liability company and wholly-owned subsidiary of CoStar Group (“Merger Sub II”), pursuant to which, among other things, subject to its terms, (i) Merger Sub I will merge with and into Matterport (the “First Merger”), with Matterport surviving the First Merger as a wholly-owned subsidiary of CoStar Group (the “Surviving Corporation”) and (ii) in the event that the Threshold Percentage (as defined in the Merger Agreement) is at least 40%, immediately following the First Merger and as part of a single integrated transaction, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of CoStar Group.

As of the date of this supplement, Matterport is aware of four complaints (the “Complaints”) that have been filed by purported stockholders of Matterport against Matterport and members of the Matterport Board seeking to enjoin the Mergers and to obtain other relief. The first complaint is captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313 (N.D. Cal.) filed on June 3, 2024 in the U. S. District Court for the Northern District of California. On July 9, 2024, an additional complaint was filed in the New York Supreme Court, captioned Hamilton v. Matterport, Inc., et al., Case No. 240709-34. On July 11, 2024, an additional complaint was filed in the New York Supreme Court, captioned Scott v. Matterport, Inc., et al., Case No. 240711-901. Finally, the plaintiffs in an already-pending action in the Delaware Court of Chancery, captioned Hanna, et al. v. Pittman, et al., C.A. No. 2024-0088-LWW have filed an amended complaint (the four complaints together referred to herein as the “Complaints”). The Complaints assert claims against the defendants under Section 14(a) of the Exchange Act for issuing the proxy statement with allegedly false and misleading statements of material fact and alleged omissions of material fact, against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements of material fact and alleged omissions of material fact, against the individual defendants for breach of fiduciary duty, and against defendants for negligent misrepresentation and negligence. The allegations in the Complaints include that the proxy statement omitted material information regarding Matterport’s financial projections and the analyses performed by Qatalyst Partners. The Complaints seek, among other relief, to enjoin Matterport from proceeding with the Mergers unless and until Matterport cures certain alleged disclosure deficiencies in the proxy statement and an award of attorneys’ fees and costs.

In addition to the Complaints, as of July 17, 2024, Matterport has received over 10 demand letters (which are referred to collectively as the “demand letters”) from purported stockholders of Matterport with respect to the Mergers. The allegations in the demand letters regarding the proxy statement are substantially similar to the allegations in the Complaints regarding the proxy statement.

The purpose of this supplement is to supplement the proxy statement with additional information (the “Supplemental Disclosures”) concerning the Mergers. Except as described in the Supplemental Disclosures, the information provided in the proxy statement is not amended, supplemented or otherwise modified. If information in the Supplemental Disclosures differs from or updates information contained in the proxy statement, then the information in the Supplemental Disclosures is more current and supersedes the different information contained in the proxy statement.

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THE SUPPLEMENTAL DISCLOSURES SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE PROXY STATEMENT SHOULD BE READ IN ITS ENTIRETY.

Matterport does not believe the Supplemental Disclosures are required or necessary under any applicable laws. However, solely to minimize expense and distraction and to avoid the uncertainty of any litigation, Matterport is electing to make the Supplemental Disclosures set forth below in response to the Complaints and the demand letters. Matterport denies the allegations in the Complaints and the demand letters, and denies that any violation of law has occurred. Matterport believes that the proxy statement disclosed all material information required to be disclosed and denies that any of the Supplemental Disclosures are material or are otherwise required to be disclosed. Nothing in the Supplemental Disclosures should be deemed an admission of the legal necessity or materiality of any Supplemental Disclosures under any applicable laws.

Supplemental Disclosures

All paragraph headings and page references refer to the headings and pages in the proxy statement before any additions or deletions resulting from the Supplemental Disclosures or any other amendments. The Supplemental Disclosures are identified below by bold, underlined text. ~~Stricken-through~~ text shows text being deleted from a referenced disclosure in the proxy statement.

The following bolded and underlined language is added to pages 31 and 32 of the proxy statement in the section with the heading “Risk Factors.”

Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.

CoStar Group, Matterport and members of their respective boards of directors may in the future be parties to various claims and litigation related to the Merger Agreement or the Mergers. One of the conditions to completion of the Mergers is the absence of any injunction, order or award restraining or enjoining, or otherwise prohibiting, the consummation of the Mergers. Accordingly, if any complaint that has been or is subsequently filed challenging the Mergers and a plaintiff is successful in obtaining an order enjoining completion of the Mergers, then such order may prevent the Mergers from being completed, or from being completed within the expected time frame.

For example, on June 3, 2024, a purported Matterport stockholder filed a complaint in the U.S. District Court for the Northern District of California, captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313 (the “Rose Action”), naming Matterport and each member of the Matterport Board as defendants. The complaint alleges that CoStar Group’s Form S-4 Registration Statement filed with the SEC on May 21, 2024 is materially misleading and omits certain purportedly material information relating to the sales process, financial projections of Matterport and CoStar Group, the valuation analyses performed by Qatalyst Partners, and negotiations over the terms of post-transaction employment of certain Matterport employees. The complaint asserts violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the Company’s Board. The complaint seeks, among other things, an injunction enjoining consummation of the Mergers, an order directing the individual defendants to issue a new Registration Statement, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, on July 9 and July 11, 2024, purported Matterport stockholders filed complaints in the New York Supreme Court, captioned Hamilton v. Matterport, Inc., et al., Case No. 240709-34 (the “Hamilton Action”) and Scott v. Matterport, Inc., et al., Case No. 240711-901 (the “Scott Action”), respectively. These complaints name Matterport and each member of the Matterport Board as defendants and allege, inter alia, that the proxy statement misrepresents or omits certain purportedly material information relating to financial projections for Matterport, the valuation analyses performed by Qatalyst Partners, and potential conflicts of interest faced by Matterport insiders. The complaints assert claims for common law negligent misrepresentation and common law negligence. The complaint seeks, among other things, an injunction enjoining consummation of the Mergers, damages, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, the plaintiffs in an already-pending action in the Delaware Court of Chancery, captioned Hanna, et al. v. Pittman, et al., Case No. C.A. No. 2024-0088-LWW (the “Hanna Action”) have filed an amended complaint, which alleges, inter alia, that the members of the Matterport Board breached their fiduciary duties by issuing a proxy statement which failed to disclose certain information concerning Matterport’s prior issuance of certain earn-out shares previously issued and the subsequent impact on the amount of the Merger Consideration that would have been received by the plaintiffs and other stockholders if those earn-out shares had not been issued. The amended complaint seeks, among other things, an injunction enjoining the currently-scheduled shareholder vote relating to the Merger, damages, and an award of plaintiffs’ costs of the action, including reasonable attorneys’ and experts’ fees. The Plaintiffs in the Hanna Action have also filed a motion for a preliminary injunction seeking to enjoin the shareholder vote and a motion for expedited proceedings regarding the motion for a preliminary injunction. On July 11, 2024, the court denied Plaintiffs’ motion to expedite. Additionally, certain purported Matterport shareholders have delivered demand letters (the “Demands”) and a draft complaint alleging similar deficiencies or omissions regarding the disclosures made in the Registration Statement, and requesting relevant books and records. Matterport notes that: (i) the Rose Action, the Hanna Action, the Hamilton Action, or the Scott Action may be amended; (ii) additional, similar complaints may be filed; or (iii) additional demand letters may be delivered. These events could prevent or delay

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completion of the Mergers and result in additional costs to Matterport. Matterport believes that the Rose Action, the Hanna Action, the Hamilton Action, the Scott Action, and the demand letters are without merit and intends to vigorously defend against them. Litigation could be time consuming and expensive, could divert the attention of CoStar Group’s and Matterport’s management away from their regular businesses, and, if adversely resolved against either CoStar Group or Matterport or their respective directors, could have a material adverse effect on CoStar Group’s and Matterport’s respective financial condition.

The following bolded and underlined language is added to page 47 of the proxy statement in the section with the heading “Background of the Mergers.”

On April 1, 2024, representatives of Foley and Latham held a call to discuss (i) the 13% symmetrical collar, (ii) Matterport’s proposed language that CoStar Group refrain from undertaking any other acquisitions that would imperil regulatory review of the current transaction with Matterport and (iii) the definition of “Good Reason” in Matterport’s pre-existing executive severance plan applicable to senior Matterport executives. CoStar Group’s representatives requested assurances that the affected executives would not claim a termination for “Good Reason” by virtue of becoming a division of CoStar Group in order to trigger a severance payment under the plan and leave the combined company in the period after the Closing. On the evening of April 3, 2024, Latham sent to Foley a revised Merger Agreement, with revisions that addressed CoStar Group’s issues raised in the April 1 call between Foley and Latham. In Latham’s revised draft of the Merger Agreement, CoStar Group countered Matterport’s proposal of a 13% symmetrical collar with a narrower 10% symmetrical collar.

The following bolded and underlined language is added to page 48 of the proxy statement in the section with the heading “Background of the Mergers.”

1On April 17, 2024, the management teams of Matterport and CoStar Group, together with its respective financial advisors, met to discuss the companies’ preliminary quarterly financial results. In addition, members of Matterport’s management team who had been aware of the transaction agreed to sign the Good Reason waiver on the condition that it be amended to extend the coverage of the Matterport executive severance plan for two years following consummation of the transaction. In addition, Messrs. Pittman and Dave Gausebeck, Chief Scientific Officer of Matterport, agreed to enter into a five-year restrictive covenant agreement. Apart from Costar Group’s request to modify the definition of “Good Reason” in those severance plans, CoStar Group did not include in its proposals, and Matterport did not request in them, any provisions regarding the retention of Matterport management in the surviving company or their purchase of, or participation in, the equity of the combined company following the completion of the proposed transaction.

The following bolded and underlined language is added to page 92 of the proxy statement in the section with the heading “Litigation Relating to the Mergers.”

On June 3, 2024, a purported Matterport stockholder filed a complaint in the U.S. District Court for the Northern District of California, captioned Andrew Rose v. Matterport, Inc., et al., Case No. 5:24-cv-3313, naming Matterport and each member of the Matterport Board as defendants (the “Rose Complaint”). The complaint alleges that CoStar Group’s Form S-4 Registration Statement filed with the SEC on May 21, 2024 is materially misleading and omits certain purportedly material information relating to the sales process, financial projections of Matterport and CoStar Group, the valuation analyses performed by Qatalyst Partners, and negotiations over the terms of post-transaction employment of certain Matterport employees. The complaint asserts violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the Company’s Board. The complaint seeks, among other things, an injunction enjoining consummation of the Merger, an order directing the individual defendants to issue a new Registration Statement, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, on July 9, and July 11, 2024, purported Matterport stockholders filed complaints in the New York Supreme Court, captioned Hamilton v. Matterport, Inc., et al., Case No. 240709-34 (the “Hamilton Action”) and Scott v. Matterport, Inc., et al., Case No. 240711-901 (the “Scott Action”), respectively. These complaints name Matterport and each member of the Matterport Board as defendants and allege, inter alia, that the proxy statement misrepresents or omits certain purportedly material information relating to financial projections for Matterport, the valuation analyses performed by Qatalyst Partners, and potential conflicts of interest faced by Matterport insiders. The complaints assert claims for common law negligent misrepresentation and common law negligence. The complaint seeks, among other things, an injunction enjoining consummation of the Mergers, damages, and an award of plaintiff’s costs of the action, including plaintiff’s reasonable attorneys’ and experts’ fees. Additionally, the plaintiffs in an already-pending action in the Delaware Court of Chancery, captioned Hanna, et al. v. Pittman, et al., Case No. C.A. No. 2024-0088-LWW (the “Hanna Action”) have filed an amended complaint, which alleges, inter alia, that the members of the Matterport Board breached their fiduciary duties by issuing a proxy statement which failed to disclose certain information concerning Matterport’s prior issuance of certain earn-out shares previously issued and the subsequent impact on the amount of the Merger Consideration that would have been

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received by the plaintiffs and other stockholders if those earn-out shares had not been issued. The amended complaint seeks, among other things, an injunction enjoining the currently-scheduled shareholder vote relating to the Merger, damages, and an award of plaintiffs’ costs of the action, including reasonable attorneys’ and experts’ fees. The Plaintiffs in the Hanna Action have also filed a motion for a preliminary injunction seeking to enjoin the shareholder vote and a motion for expedited proceedings regarding the motion for a preliminary injunction. On July 11, 2024, the court denied Plaintiffs’ motion to expedite. Additionally, as of July 17, 2024, Matterport has received over ten demand letters (which are referred to collectively as the “demand letters”) from purported stockholders of Matterport with respect to the Mergers. The allegations in the demand letters regarding the proxy statement are substantially similar to the allegations in the Rose Complaint regarding the proxy statement. ~~Additionally, certain purported Matterport shareholders have delivered demand letters alleging similar deficiencies or omissions regarding the disclosures made in the Registration Statement, and requesting relevant books and records.~~ These demand letters, if not resolved, could lead to post-or pre-Mergers lawsuits against Matterport, seeking an injunction to enjoin the consummation of the Mergers. Matterport believes the lawsuits are without merit and intends to vigorously defend against them. Additional lawsuits and demand letters arising out of or relating to the Merger Agreement or the Mergers may be filed or made in the future, which could prevent or delay completion of the Mergers and result in additional costs to Matterport.

The following bolded and underlined language is added to page 55 of the proxy statement in the section with the heading “Opinion of Matterport’s Financial Advisor —Discounted Cash Flow Analysis.”

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Matterport Common Stock as of December 31, 2023 (which, at the time of such analysis, was the end of Matterport’s most recent publicly reported fiscal quarter and most recent publicly reported balance sheet) with respect to the Management Projections by adding:

(a)

the implied net present value of the estimated future unlevered free cash flows (the “UFCF”) of Matterport, based on the Management Projections for the calendar year 2024 through calendar year 2032 (which implied present value was calculated using a range of discount rates of 14.5% to 21.5%, based on an estimated weighted average cost of capital for Matterport);

(b)

the implied net present value of a corresponding terminal value of Matterport, calculated by multiplying Matterport’s estimated UFCF in fiscal year 2033 of approximately $309 million, based on Management Projections, by a range of fully diluted enterprise value to next-twelve-months’ estimated UFCF multiples of 22.0x to 32.0x (which were chosen based on Qatalyst Partners’ professional judgment and experience), and discounted to present value using the same range of discount rates used in item (a) above; and

(c)	the cash and cash equivalents of Matterport of approximately $423 million as of December 31, 2023, as based on Matterport financial statements filed with the SEC by Matterport on February 27, 2024.

dividing the resulting amount by the number of fully diluted shares of Matterport Common Stock outstanding (calculated using the treasury stock method, taking into account the Matterport Equity Awards as of April 17, 2024), as provided by management of Matterport, with each of the above-referenced estimated future UFCFs and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through the applicable period (approximately 33% cumulative dilution through the applicable period) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by management of Matterport. The number of fully diluted shares of common stock outstanding may be calculated by adding: i) the Matterport Common Stock outstanding; ii) the outstanding restricted stock units and performance-based restricted stock units; iii) in-the-money stock options, calculated using the treasury stock method; and iv) in-the-money Private Warrants, calculated using the treasury stock method.

Based on the calculations set forth above, this analysis implied a range of values for Matterport Common Stock of approximately $4.13 to $8.01 per share.

The following bolded and underlined language is added to pages 55-56 of the proxy statement in the section with the heading “Opinion of Matterport’s Financial Advisor—Selected Companies Analysis.”

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The companies used in this comparison are listed below:

Selected Internet of Things	CY2024E Revenue Multiple	CY2025E Revenue Multiples	Enterprise Value ($ in millions)
Cognex Corp.	6.6x	5.8x	$6,096

Planet Labs PBC	1.0x	1.0x	$258

Spire Global, Inc.	2.3x	1.8x	$321

Trimble Inc.	4.8x	4.6x	$17,412

Selected Real Estate	CY2024E Revenue Multiple	CY2025E Revenue Multiples	Enterprise Value ($ in millions)
AppFolio, Inc.	9.8x	8.1x	$7,524

CoStar Group, Inc.	11.1x	9.5x	$30,873

Procore Technologies, Inc.	9.1x	7.6x	$10,331

Selected 3D / Metaverse	CY2024E Revenue Multiple	CY2025E Revenue Multiples	Enterprise Value ($ in millions)
Adobe Inc.	9.9x	8.9x	$211,565

Autodesk, Inc.	8.0x	7.2x	$48,363

Roblox Corp.	5.4x	4.6x	$22,831

Unity Software Inc.	6.1x	5.5x	$11,125

Selected SPAC Presentation Companies	CY2024E Revenue Multiple	CY2025E Revenue Multiples	Enterprise Value ($ in millions)
Appian Corp.	4.3x	3.8x	$2,661

DocuSign Inc.	4.0x	3.8x	$11,801

Elastic N.V.	7.2x	6.1x	$10,177

MongoDB, Inc.	12.7x	10.5x	$24,691

Twilio Inc.	1.8x	1.7x	$7,961

The following bolded and underlined language is added to pages 56-58 of the proxy statement in the section with the heading “Opinion of Matterport’s Financial Advisor—Selected Transactions Analysis.”

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (1) the implied fully diluted enterprise value of the target company as a multiple of the Analyst Projections of the next-12-months’ revenue of such target company (which we refer to as the “NTM Revenue Multiples”); and (2) the implied fully diluted enterprise value of the target company as a multiple of Analyst Projections of the next-12 months’ earnings before interest, taxes, depreciation, and amortization (which we refer to as “EBITDA”) of such target company (which we refer to as the “NTM EBITDA multiples”).

Announcement Date	Target	Acquirer	LTM Revenue Multiple	NTM Revenue Multiple	FD Enterprise Value (in millions)
04/08/24	Model N, Inc.	Vista Equity Partners	5.0x	4.8x	$1,274

03/01/24	Everbridge, Inc.	Thoma Bravo, L.P.	4.0x	3.9x	$1,786

02/15/24	Altium Ltd.	Renesas Electronics Corporation	20.4x	16.4x	$5,763

01/16/24	Ansys, Inc.	Synopsys, Inc.	16.1x	14.5x	$34,841

12/18/23	Alteryx, Inc.	Clearlake Capital Group, L.P. and Insight Partners	4.7x	4.2x	$4,352

10/23/23	EngageSmart, Inc.	Vista Equity Partners	10.6x	8.8x	$3,677

09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.7x	7.1x	$29,552

08/09/23	Avid Technology, Inc.	Symphony Technology Group	3.3x	3.0x	$1,408

07/31/23	New Relic, Inc.	Francisco Partners Management LLC and TPG	6.4x	5.8x	$6,119

05/04/23	Software AG	Silver Lake Partners LP	2.8x	2.6x	$2,945

03/14/23	Cvent, Corp.	Blackstone Inc.	7.6x	6.5x	$4,590

03/13/23	Qualtrics International Inc.	Canada Pension Plan Investment Board and Silver Lake Partners LP	8.0x	7.1x	$11,741

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Announcement Date	Target	Acquirer	LTM Revenue Multiple	NTM Revenue Multiple	FD Enterprise Value (in millions)
03/13/23	Momentive Global Inc.	STG Partners LLC	3.1x	3.0x	$1,474

02/09/23	Sumo Logic, Inc.	Francisco Partners Management LLC	4.9x	4.2x	$1,407

01/09/23	Duck Creek Technologies, Inc.	Vista Equity Partners	7.7x	7.0x	$2,400

12/12/22	Coupa Software Incorporated	Thoma Bravo, L.P.	9.8x	8.4x	$8,003

10/27/22	UserTesting, Inc.	Thoma Bravo, L.P. and Sunstone Partners	6.2x	5.3x	$1,090

10/11/22	ForgeRock, Inc.	Thoma Bravo, L.P.	10.5x	8.4x	$1,970

09/28/22	BTRS Holdings Inc. (Billtrust)	EQT	9.7x	7.9x	$1,474

08/08/22	Avalara, Inc.	Vista Equity Partners	10.7x	8.8x	$8,411

08/03/22	Ping Identity Holding Corp.	Thoma Bravo, L.P.	8.9x	8.0x	$2,804

06/24/22	Zendesk, Inc.	Hellman & Friedman LLC and Permira	6.8x	5.4x	$9,781

06/06/22	Anaplan, Inc.	Thoma Bravo, L.P.	16.0x	12.8x	$10,120

04/11/22	Datto Holding Corp.	Kaseya and Insight Partners	9.7x	8.3x	$6,011

04/11/22	SailPoint Technologies Holdings, Inc.	Thoma Bravo L.P.	15.7x	13.3x	$6,881

04/07/22	CDK Global, Inc.	Brookfield Business Partners L.P.	4.7x	4.5x	$8,294

01/31/22	Citrix Systems, Inc.	Evergreen Coast Capital and Vista Equity Partners	5.2x	5.1x	$16,519

12/07/21	Mimecast Limited	Permira	10.0x	8.8x	$5,538

12/01/21	Blue Prism Group plc	SS&C Technologies Holdings, Inc.	7.2x	5.8x	$1,483

08/19/21	Inovalon Holding, Inc.	Nordic Capital	10.0x	8.8x	$7,209

08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	6.3x	5.9x	$5,238

07/26/21	Medallia, Inc.	Thoma Bravo, L.P.	13.0x	10.8x	$6,446

06/28/21	QAD Inc.	Thoma Bravo, L.P.	5.8x	5.3x	$1,824

06/01/21	Cloudera, Inc.	Clayton, Dubilier & Rice, LLC, KKR & Co. L.P.	5.5x	5.2x	$4,884

04/26/21	Proofpoint, Inc.	Thoma Bravo, L.P.	10.8x	9.4x	$11,313

03/10/21	Talend S.A.	Thoma Bravo, L.P.	8.5x	7.4x	$2,449

03/08/21	Pluralsight, Inc.	Vista Equity Partners	9.8x	8.4x	$3,823

12/21/20	RealPage, Inc.	Thoma Bravo, L.P.	9.1x	8.2x	$10,186

12/01/20	Slack Technologies, Inc.	Salesforce.com, Inc.	37.4x	29.0x	$28,753

11/02/20	Endurance International Group Holdings, Inc.	Clearlake Capital Group, L.P.	2.7x	2.6x	$2,997

07/15/20	Forescout Technologies, Inc.	Advent International Corporation	4.8x	4.5x	$1,543

12/17/19	LogMeIn, Inc.	Francisco Partners Management LP and Evergreen Coast Capital Corporation	3.5x	3.4x	$4,418

12/04/19	Instructure, Inc.	Thoma Bravo, LLC	7.7x	6.5x	$1,887

11/11/19	Carbonite, Inc.	OpenText Corporation	2.8x	2.7x	$1,436

10/22/19	Cision Ltd.	Platinum Equity, LLC	3.8x	3.5x	$2,775

10/14/19	Sophos Ltd.	Thoma Bravo, LLC	5.5x	5.0x	$3,948

08/22/19	Pivotal Software, Inc.	VMWare LLC	3.9x	3.4x	$2,667

08/22/19	Carbon Black, Inc.	VMWare LLC	9.2x	8.0x	$2,106

06/12/19	Medidata Solutions, Inc.	Dassault Systèmes SA	8.8x	7.5x	$5,785

06/10/19	Tableau Software, Inc.	Salesforce.com, Inc.	13.2x	10.9x	$15,676

02/12/19	Ellie Mae, Inc.	Thoma Bravo, LLC	7.0x	6.8x	$3,347

02/04/19	The Ultimate Software Group, Inc.	Investor Group (Hellman & Friedman)	10.0x	8.4x	$10,892

12/24/18	MINDBODY, Inc.	Vista Equity Partners	7.8x	6.7x	$1,888

12/23/18	MYOB Group Ltd.	KKR & Co	5.4x	4.9x	$1,708

11/11/18	athenahealth, Inc.	Veritas Capital & Elliott Management	4.3x	3.9x	$5,649

11/11/18	Apptio, Inc.	Vista Equity Partners	8.1x	7.0x	$1,823

10/28/18	Red Hat, Inc.	International Business Machines Corporation	10.8x	9.3x	$33,622

10/15/18	SendGrid, Inc.	Twilio Inc.	14.3x	11.5x	$1,841

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Announcement Date	Target	Acquirer	LTM Revenue Multiple	NTM Revenue Multiple	FD Enterprise Value (in millions)
10/10/18	Imperva, Inc.	Thoma Bravo, LLC	5.4x	5.1x	$1,863

10/03/18	Hortonworks, Inc.	Cloudera, Inc.	6.4x	5.3x	$1,993

08/06/18	Web.com Group, Inc.	Siris Capital Group, LLC	2.8x	2.8x	$2,099

03/06/18	CommerceHub, Inc.	GTCR LLC and Sycamore Partners	9.4x	8.6x	$1,049

01/29/18	Callidus Software Inc.	SAP AG	9.8x	8.3x	$2,356

12/17/17	Aconex Ltd.	Oracle Corp.	9.4x	8.1x	$1,207

11/27/17	Barracuda Networks, Inc.	Thoma Bravo, LLC	3.8x	3.6x	$1,398

10/23/17	BroadSoft, Inc.	Cisco Systems, Inc.	5.3x	4.6x	$1,892

08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc. (Permira)	3.4x	3.2x	$1,421

08/01/16	Fleetmatics Group PLC	Verizon	7.6x	6.3x	$2,371

06/13/16	LinkedIn Corporation	Microsoft	8.1x	6.7x	$26,152

06/02/16	Qlik Technologies Inc.	Thoma Bravo, L.P.	4.1x	3.6x	$2,611

06/01/16	Demandware, Inc.	Salseforce.com, Inc.	11.2x	8.9x	$2,835

05/31/16	Marketo, Inc.	Vista Equity Partners	7.5x	5.9x	$1,700

05/18/16	inContact, Inc	NICE-Systems Ltd.	4.2x	3.6x	$973

04/18/16	Cvent Holding Corp.	Vista Equity Partners Management LLC	8.0x	6.5x	$1,502

Important Additional Information Regarding the Proposed Transaction and Where to Find It

In connection with the proposed transaction among Matterport, CoStar Group and certain subsidiaries of CoStar Group (the “proposed transaction”), CoStar Group filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2024 a registration statement on Form S-4 (the “Registration Statement”) to register the shares of CoStar Group’s common stock to be issued in connection with the proposed transaction. The Registration Statement has been declared effective. The Registration Statement includes a proxy statement/prospectus that has been sent to the stockholders of Matterport seeking their approval of certain transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY MATTERPORT AND COSTAR GROUP WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MATTERPORT AND COSTAR GROUP, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors may obtain free copies of the Registration Statement and the proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed or that will be filed by Matterport and CoStar Group with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed or that will be filed with the SEC by Matterport, including the proxy statement/prospectus, will be available free of charge from Matterport’s website at http://investors.matterport.com. Copies of documents filed or that will be filed with the SEC by CoStar Group, including the proxy statement/prospectus, will be available free of charge from CoStar Group’s website at http://investors.costargroup.com/.

Participants in the Solicitation

Matterport and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Matterport’s stockholders with respect to the proposed transaction. Information about Matterport’s directors and executive officers, including a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy statement/prospectus for the special meeting of stockholders to be held on July 26, 2024. Stockholders of Matterport, potential investors and other readers should read the proxy statement/prospectus carefully before making any voting or investment decisions.

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No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed transaction with CoStar Group, the effects of regulations, and the impact of regulations on the Company’s future results and / or proposed transaction with CoStar Group. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, including as a result of an inability to comply promptly with the second request from the Federal Trade Commission (the “FTC”) or to satisfy the other conditions to the consummation of the proposed transaction; the possibility that changes relating to the operations or assets of Matterport will be required to obtain required governmental clearances or approvals, including but not limited to clearance or approval by the FTC; the risk that the proposed transaction disrupts Matterport’s current plans and operations or diverts management’s attention from its ongoing business; the effects of the proposed transaction on Matterport’s business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Matterport does business; the risk that Matterport’s stock price may decline significantly if the proposed transaction is not consummated; the nature, cost and outcome of any legal proceedings related to the proposed transaction; Matterport’s ability to grow market share in existing markets or any new markets Matterport may enter; Matterport’s ability to respond to general economic conditions; supply chain disruptions; Matterport’s ability to manage growth effectively; Matterport’s success in retaining or recruiting officers, key employees or directors, or changes required in the retention or recruitment of officers, key employees or directors; the impact of restructuring plans; the impact of the regulatory environment and complexities with compliance related to such environment; factors relating to Matterport’s business, operations and financial performance, including the impact of infectious diseases, health epidemics and pandemics; Matterport’s ability to maintain an effective system of internal controls over financial reporting; Matterport’s ability to achieve and maintain profitability in the future; Matterport’s ability to access sources of capital; Matterport’s ability to maintain and enhance Matterport’s products and brand, and to attract customers; Matterport’s ability to manage, develop and refine Matterport’s technology platform; the success of Matterport’s strategic relationships with third parties; Matterport’s history of losses and whether Matterport will continue to incur continuing losses for the foreseeable future; Matterport’s ability to protect and enforce Matterport’s intellectual property rights; Matterport’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; Matterport’s ability to attract and retain new subscribers; the size of the total addressable market for Matterport’s products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in Matterport’s industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of Matterport’s Class A common stock and other securities; the increasingly competitive environment in which Matterport operates; and other factors detailed under the section entitled “Risk Factors” in Matterport’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

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